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                                                                      EXHIBIT 5




                                  LAW OFFICES
                               COZEN AND O'CONNOR
                           A PROFESSIONAL CORPORATION

ATLANTA, GA                        THE ATRIUM                 LOS ANGELES, CA
                               1900 MARKET STREET
CHARLOTTE, NC                PHILADELPHIA, PA 19103             NEW YORK, NY
                                     ------
COLUMBIA, SC                     (215) 665-2000                SAN DIEGO, CA
                                 (800) 523-2900
                                     ------
DALLAS, TX                         FACSIMILE                    SEATTLE, WA
                                (215) 665-2013
                                                               WESTMONT, NJ

DIRECT DIAL (215) 665-2000




                                 March 14, 1996




Kleinert's, Inc.
Meetinghouse Business Center
120 W. Germantown Pike
Plymouth Meeting, PA  19462

                  Re:      Securities and Exchange Commission -
                           Registration Statement on Form S-3

Gentlemen:

                  As counsel to Kleinert's, Inc. (the "Company"), we have assisted in the preparation of the Company's Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering 150,000 shares of your common stock, $1.00 par value per share (the "Shares"), to be sold by the selling shareholder named in the Registration Statement (the "Selling Shareholder").

                  In this connection, we have examined and considered the original or copies, certified or otherwise identified to our satisfaction, of the Company's Certificate of Incorporation and its By-Laws as each has been amended to date, resolutions of its Board of Directors and such other documents and corporate records relating to the Company and the issuance and sale of the Shares as we have deemed appropriate for the purpose of rendering this opinion.

                  In our examination of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed, photostat or other copies. As to matters of fact which have not been independently established, we have relied upon representations of the officers of the Company.

                  Based upon the foregoing examinations, and the information supplied, it is our opinion that the Shares to be sold by the Selling Shareholder are duly authorized, validly issued, fully paid and non-assessable.

                  We hereby expressly consent to the reference to our firm in the Registration Statement under the Prospectus caption "Legal Matters," and to the inclusion of this opinion as an exhibit to the Registration Statement.

                                         Very truly yours,




                                         /S/ COZEN AND O'CONNOR